UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2020
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EXTERRAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware		47-3282259
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

11000 Equity Drive
Houston	Texas	77041
(Address of principal executive offices)		(Zip Code)
(281) 836-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXTN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of stockholders was held on May 8, 2020. In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934, as amended. Following are the voting results on the matters voted upon at the meeting, all of which are more fully described in our Proxy Statement.

1.Each of our directors was elected for a term expiring at the next annual meeting of stockholders or until their successors are duly elected and qualified:

		VOTES		BROKER
NOMINEE	VOTES FOR	AGAINST	ABSTAIN	NON-VOTES
William M. Goodyear	26,367,931	307,955	1,026	3,082,760
James C. Gouin	26,396,788	276,047	4,077	3,082,760
John P. Ryan	25,553,579	1,119,257	4,076	3,082,760
Christopher T. Seaver	26,414,273	258,524	4,115	3,082,760
Hatem Soliman	26,439,690	233,145	4,077	3,082,760
Mark R. Sotir	26,587,510	88,216	1,186	3,082,760
Andre J. Way	26,568,530	107,394	988	3,082,760
Ieda Gomes Yell	26,175,905	499,805	1,185	3,082,760

2.The compensation of our Named Executive Officers for 2019 was approved.

			BROKER
VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
21,413,233	5,257,208	6,471	3,082,760

3.PricewaterhouseCoopers LLP was ratified as our independent registered public accounting firm for fiscal year 2020.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
29,665,652	92,062	1,958

4.The 2020 Omnibus Incentive Plan was approved.

			BROKER
VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
26,103,939	568,964	4,009	3,082,760

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

May 11, 2020	By:	/s/ VALERIE L. BANNER
Valerie L. Banner
Senior Vice President and General Counsel

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